Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-187083, 333-211750, 333-211751 and 333-231992) and on Form S-3 (Nos. 333-211049 and 333-228565) of PTC Inc. of our report dated November 19, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

November 19, 2021